EXHIBIT 24
POWER OF ATTORNEY
The PNC Financial Services Group, Inc.
Registration Statement on Form S-3
     Each of the undersigned officers and/or directors of The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints Richard J. Johnson, Samuel R. Patterson, Karen M. Barrett and George P. Long, III, and each of them individually, with full power to act without the others and with full power of substitution and resubstitution, the undersigned’s true and lawful attorney-in-fact and agent to execute for the undersigned and in his or her name, place and stead, in any and all capacities, the Registration Statement on Form S-3 (or other appropriate form) to be filed for the offering or sale of shares of PNC common stock in connection with the Corporation’s Dividend Reinvestment and Stock Purchase Plan (“DRIP” or “Plan”), and any successor plan or plans, and for any and all amendments (including post-effective amendments) to such registration statement, and any subsequent registration statements filed pursuant to the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulating body, hereby granting to said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as the undersigned might or could do in person; and said persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate.
     IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney this 19th day of December, 2008.

Name/Signature	Capacity
James E. Rohr	Chairman and Chief Executive Officer and Director (Principal Executive Officer)
Richard J. Johnson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Samuel R. Patterson	Senior Vice President and Controller (Principal Accounting Officer)
/s/ Richard O. Berndt Richard O. Berndt	Director
/s/ Charles E. Bunch Charles E. Bunch	Director
/s/ Paul W. Chellgren Paul W. Chellgren	Director
/s/ Robert N. Clay Robert N. Clay	Director

Name/Signature	Capacity
/s/ George A. Davidson, Jr. George A. Davidson, Jr.	Director
/s/ Kay Coles James Kay Coles James	Director
/s/ Richard B. Kelson Richard B. Kelson	Director
/s/ Bruce C. Lindsay Bruce C. Lindsay	Director
/s/ Anthony A. Massaro Anthony A. Massaro	Director
/s/ Jane G. Pepper Jane G. Pepper	Director
/s/ Donald J. Shepard Donald J. Shepard	Director
/s/ Lorene K. Steffes Lorene K. Steffes	Director
/s/ Dennis F. Strigl Dennis F. Strigl	Director
/s/ Stephen G. Thieke Stephen G. Thieke	Director
/s/ Thomas J. Usher Thomas J. Usher	Director
/s/ George H. Walls, Jr. George H. Walls, Jr.	Director
/s/ Helge H. Wehmeier Helge H. Wehmeier	Director

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